Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2021, in the Registration Statement (Form S-1) and related Prospectus of Praxis Precision Medicines, Inc. dated May 11, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 11, 2021